UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 27, 2013

CenturyLink, Inc.

(Exact name of registrant as specified in its charter)

Louisiana	1-7784	72-0651161
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Qwest Communications International Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-15577	84-1339282
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 CenturyLink Drive Monroe, Louisiana	71203
(Address of principal executive offices of each Registrant)	(Zip Code of each Registrant)

(318) 388-9000

(Registrant’s telephone number, including area code of each Registrant)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

Completion of Senior Notes Offering

On November 27, 2013, CenturyLink, Inc. (“CenturyLink”) completed its previously-announced public sale of $750 million aggregate principal amount of its unsecured 6.75% Senior Notes, Series W, due 2023 (the “Senior Notes”).

The public offering price of the Senior Notes was 100% of the principal amount. After deducting the underwriting discounts and CenturyLink’s estimated transaction expenses, CenturyLink expects to receive net proceeds from the sale of the Senior Notes of approximately $742.0 million. CenturyLink expects to use the net proceeds, together with available cash or borrowings under its revolving credit facility, to provide its wholly-owned subsidiary, Qwest Communications International Inc. (“Qwest Communications”), with the total amount of funds required to complete its previously-announced tender offer of its $800 million aggregate principal amount of outstanding 7.125% Notes due 2018 (“2018 Notes”) and the redemption of any 2018 Notes that remain outstanding after the consummation or termination of the tender offer, including the payment of all accrued and unpaid interest payable on the 2018 Notes to be repurchased or redeemed and all related fees and expenses.

The Senior Notes were sold pursuant to an underwriting agreement dated November 14, 2013 (the “Underwriting Agreement”), between CenturyLink and the underwriters named therein (the “Underwriters”) and a related price determination agreement dated November 14, 2013 among the same parties (the “Price Determination Agreement”). Pursuant to the Underwriting Agreement, CenturyLink agreed to sell the Senior Notes to the Underwriters, and the Underwriters agreed to purchase the Senior Notes for resale to the public. The Underwriting Agreement includes customary representations, warranties and covenants by CenturyLink. It also provides for customary indemnification by each of CenturyLink and the Underwriters against certain liabilities and customary contribution provisions in respect of those liabilities.

The Senior Notes have been registered under the Securities Act of 1933, as amended, pursuant to an automatic shelf registration statement on Form S-3 (Registration No. 333-179888), filed with the Securities and Exchange Commission (the “SEC”) on March 2, 2012, as supplemented by a prospectus supplement dated November 14, 2013 (together, the “Registration Statement”).

The Senior Notes were issued pursuant to an indenture dated as of March 31, 1994 between CenturyLink and Regions Bank (successor to First American Bank & Trust of Louisiana), as trustee (the “Trustee”), as heretofore supplemented through the Ninth Supplemental Indenture, dated as of November 27, 2013, between CenturyLink and the Trustee (the “Supplemental Indenture”). The terms of the Senior Notes, including CenturyLink’s rights to redeem the Senior Notes under certain circumstances and CenturyLink’s obligations to offer to repurchase the Senior Notes under certain other circumstances, are set forth in the Supplemental Indenture.

The above descriptions are qualified in their entirety by reference to the Underwriting Agreement, the Price Determination Agreement, the Supplemental Indenture and the form of the

Senior Notes, copies of which are filed as exhibits hereto and incorporated herein by reference. Each of these exhibits (as well as the opinion of counsel also filed as an exhibit hereto) is incorporated by reference into the Registration Statement.

In reviewing the agreements included as exhibits to this report, please note that they are included to provide you with information regarding their terms and are not intended to provide any other factual or disclosure information about CenturyLink or the other parties to the agreements. Certain of the agreements contain representations and warranties by one or more of the parties to the applicable agreement. These representations and warranties have been made solely for the benefit of the other parties to the applicable agreement and:

•	should not in any instance be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;

•	may have been qualified by disclosures that were made to the other party in connection with the negotiation of the applicable agreement, which disclosures are not necessarily reflected in the agreement;

•	may apply standards of materiality in a way that is different from what may be viewed as material to you or other investors; and

•	were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement and are subject to more recent developments.

Accordingly, these representations and warranties may not describe the actual state of affairs as of the date they were made or at any other time. Additional information about CenturyLink may be found elsewhere in the Registration Statement and CenturyLink’s other public filings, which are available without charge through the SEC’s website at http://www.sec.gov. See the press releases included as Exhibits 99.1 and 99.2 for more information.

Initial Settlement of Tender Offer

On November 27, 2013, CenturyLink, Inc. and its wholly-owned subsidiary, Qwest Communications, announced the early tender results and initial settlement of Qwest Communications’ previously-announced debt tender offer for all of its 2018 Notes commenced on November 14, 2013 and the issuance by Qwest Communications of a notice to redeem all outstanding 2018 Notes that remain outstanding. See the press releases included as Exhibits 99.1 and 99.2 for more information.

Forward-Looking Statements

This report includes certain forward-looking statements, estimates and projections that are based on current expectations only, and are subject to a number of risks, uncertainties and assumptions, many of which are beyond the control of CenturyLink and Qwest Communications. Actual events and results may differ materially from those anticipated, estimated or projected if one or more of these risks or uncertainties materialize, or if underlying assumptions prove incorrect. Factors that could affect actual results include but are not limited to the possibility that corporate developments could preclude, impair or delay any of the above-described transactions due to restrictions under the federal securities laws; changes in the terms or availability of CenturyLink’s credit facility; changes in the credit ratings of CenturyLink or its affiliates; changes in CenturyLink’s or Qwest Communications’ cash requirements, financial position, financing plans or investment plans; changes in general market, economic, tax, regulatory or industry conditions that impact the ability or willingness of CenturyLink or Qwest Communications to consummate any of the above-described transactions on the terms described above or at all; the continued access of CenturyLink and its affiliates to credit markets on favorable terms and other risks referenced from time to time in CenturyLink’s and Qwest Communications’ filings with the Securities and Exchange Commission. You should be aware that new factors may emerge from time to time and it is not possible for CenturyLink to identify all such factors, nor can CenturyLink predict the impact of each such factor on its plans, or the extent to which any one or more factors may cause actual results to differ from those reflected in any forward-looking statements. You are further cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this report. Neither CenturyLink nor Qwest Communications undertakes any obligation to update any of its forward-looking statements for any reason.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

The exhibits to this current report on Form 8-K are listed in the Exhibit Index, which appears at the end of this report and is incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, CenturyLink, Inc. and Qwest Communications International Inc. have duly caused this current report to be signed on their behalf by the undersigned officer hereunto duly authorized.

CenturyLink, Inc.

By:	/s/ Stacey W. Goff
Stacey W. Goff
Executive Vice President,
General Counsel and Secretary

Qwest Communications International Inc.

By:	/s/ Stacey W. Goff
Stacey W. Goff
Executive Vice President,
General Counsel and Assistant Secretary

Dated: November 27, 2013

Exhibit Index

Exhibit No.	Description

1.1	Underwriting Agreement, dated November 14, 2013, between CenturyLink, Inc. and the underwriters named therein.

1.2	Price Determination Agreement, dated November 14, 2013, between CenturyLink, Inc. and the underwriters named therein.

4.1	Ninth Supplemental Indenture, dated as of November 27, 2013, between CenturyLink, Inc. and Regions Bank, as Trustee.

4.2	Form of 6.75% Senior Note, Series W, due 2023 (included in Exhibit 4.1).

5.1	Opinion of Jones Walker L.L.P. relating to the sale of the Senior Notes.

23.1	Consent of Jones Walker L.L.P. (included in Exhibit 5.1).

99.1	Press release dated November 14, 2013 announcing Qwest Communications International Inc.’s debt tender offer and CenturyLink, Inc.’s concurrent debt offering (incorporated by reference to Exhibit 99.1 to CenturyLink, Inc.’s Current Report on Form 8-K filed November 14, 2013).

99.2	Press release dated November 27, 2013 announcing the completion of CenturyLink, Inc.’s debt offering and the initial settlement of Qwest Communications International Inc.’s debt tender offer.